Exhibit 4.1

PEOPLESUPPORT, INC.
Shareholder Rights Plan

SHAREHOLDER RIGHTS AGREEMENT,
by and between
PeopleSupport, Inc., a Delaware corporation,
and
Computershare Trust Company, N.A., as Rights Agent

AUGUST 28, 2007

-i-

SHAREHOLDER RIGHTS AGREEMENT
     THIS SHAREHOLDER RIGHTS AGREEMENT, made and entered into as of August 28, 2007, is by and between PeopleSupport, Inc., a Delaware corporation (together with its successors hereunder, the “Corporation”), and Computershare Trust Company, N.A., as rights agent (together with its permitted successors in such capacity, the “Rights Agent”).
R E C I T A L S
     WHEREAS, the Board of Directors of the Corporation (the “Board”) has authorized and declared a dividend distribution of a certain preferred share purchase right (a “Right”) for each Common Share (as hereinafter defined) of the Corporation outstanding at the Close of Business on September 7, 2007 (the “Record Date”), such dividend distribution to occur at the Close of Business on the Record Date;
     WHEREAS, the Board has authorized and directed the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions hereof) with respect to each Common Share that shall become outstanding (whether originally issued or delivered from the Corporation’s treasury) between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined); and
     WHEREAS, the Board has determined that each Right represents the right to purchase one—hundredth of a Preferred Share (as hereinafter defined), upon the terms and subject to the conditions herein set forth.
A G R E E M E N T
     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency are hereby expressly acknowledged, the parties hereto and the holders from time to time of Rights, intending to be legally bound, hereby agree as follows:
          Section 1. Definitions. Unless otherwise expressly provided herein, the following terms, whenever used in this Agreement, shall have the meanings ascribed to them below or in the referenced sections of this Agreement:
               (a) “Acquiring Person” shall mean any Person (other than an Exempt Person) who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of the Trigger Percentage or more of the Common Shares then outstanding. Notwithstanding the foregoing, no Person shall become an “Acquiring Person” as the result of an acquisition of Common Shares by the Corporation which, by reducing the number of Common Shares outstanding, increases the proportionate number of Common Shares beneficially owned by such Person to the Trigger Percentage or more of the Common Shares then outstanding; provided, however, that, if a Person shall become the Beneficial Owner of the Trigger Percentage or more of the Common Shares then outstanding by reason of share purchases by the Corporation and shall, after such share purchases by the Corporation, become the Beneficial Owner of any additional Common Shares, then such Person shall be deemed to be an “Acquiring Person”. Notwithstanding the foregoing, no Person who on the date hereof is the Beneficial Owner of the Trigger Percentage or more of the Common Shares currently outstanding shall be deemed to be an “Acquiring Person,” unless and until such Person becomes the Beneficial Owner of any additional Common Shares after the date hereof. Notwithstanding the foregoing, if the Board determines in good faith that a Person who would otherwise be an Acquiring Person (but for the operation of this sentence) as defined pursuant to the foregoing provisions of this Section 1(a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this Section 1(a), then such Person shall not be, and shall be deemed never to have been, an Acquiring Person for any purposes of this

Agreement. Notwithstanding the foregoing, a Person who (A) within eight calendar days after such Person would otherwise have become an Acquiring Person (but for the operation of this sentence) notifies the Board in writing that such Person or its Associates or Affiliates acquired Beneficial Ownership of the acquired Common Shares without any intention of changing or influencing control of the Corporation, (B) the Board determines within ten days in good faith that such acquisition was inadvertent (including because such Person was unaware that it had obtained Beneficial Ownership of the Trigger Percentage or more of the Common Shares then outstanding, or the consequences thereof under this Agreement) and that such Person does not intend to change or influence control of the Corporation, and (C) as promptly as reasonably practicable after so notifying the Board, and in any event within fifteen calendar days (or such longer period as determined by the Board in good faith to be reasonably necessary to facilitate an orderly divestment), such Person divests itself of sufficient Common Shares so that such Person is no longer is the Beneficial Owner of the Trigger Percentage or more of the Common Shares then outstanding, shall be deemed for all purposes hereof never to have been an Acquiring Person as a result of such acquisition (and except as provided in this sentence any Person who becomes an Acquiring Person shall forever remain an Acquiring Person for all purposes hereof).
               (b) “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act as in effect on the date of this Agreement.
               (c) “Agreement” shall mean this Shareholder Rights Agreement, as amended, supplemented, restated or otherwise modified from time to time.
               (d) “Arrangement” shall mean any oral or written agreement, plan, arrangement or understanding.
               (e) “Articles” shall mean the Corporation’s Amended and Restated Certificate of Incorporation, as the same may be amended, restated, supplemented, corrected or otherwise modified and in effect from time to time.
               (f) “Associate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act as in effect on the date of this Agreement.
               (g) “Available Common Shares” shall mean the total Common Shares authorized by the Articles, less the Common Shares (i) issued and outstanding, or (ii) reserved for issuance for purposes other than upon exercise of the Rights.
               (h) A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “Beneficially Own” and have “Beneficial Ownership” of any securities:
               (i) which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly;
               (ii) which such Person or any of such Person’s Affiliates or Associates has, directly or indirectly,
               (A) the right to acquire beneficial ownership of (whether such right is exercisable immediately or only after the passage of time) pursuant to any Arrangement (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities until the expiration of forty calendar days after the date of acquisition of such securities), or upon the exercise of conversion, exchange or other rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed to beneficially own securities (x) tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (y) issuable upon the exercise of Rights from at any time prior to the occurrence of a Triggering Event, or (z) issuable upon the exercise of Rights from and after the occurrence of a Triggering Event which Rights were acquired by such Person or any of such Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 22(b) or pursuant to Section 11(a) in connection with an adjustment made with respect to any Rights described in this clause (z); or
          (B) the right to vote or dispose of, or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations promulgated under the Exchange Act as in effect on the date of this Agreement), including pursuant to any Arrangement; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, any security if the Arrangement to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act, and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or
               (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any Arrangement (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities until the expiration of forty calendar days after the date of acquisition of such securities) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent described in clause (1) of the proviso to Section 1(h)(ii)(B)) or disposing of such securities of the Corporation (with a joint filing of a Schedule 13D under the Exchange Act, or any comparable or successor report, being conclusive evidence of the existence of such an Arrangement).
          Notwithstanding anything in this Section 1(h) to the contrary, the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Corporation, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to Beneficially Own hereunder.
          (i) “Board” shall have the meaning set forth in the recitals hereto.
          (j) “Business Day” shall mean a day other than a Saturday, a Sunday or a day on which banking institutions located in the State of California are authorized or obligated by law or executive order to close.
          (k) “Close of Business” shall mean (i) with respect to any Business Day, 5:00 P.M., California time, on such day, or (ii) otherwise, 5:00 P.M., California time, on the next succeeding Business Day.

               (l) “Common Shares” shall mean (i) with respect to the Corporation (for so long as it is a corporation), the voting shares of common stock, par value $0.001 per share of the Corporation or, in the event of a split, subdivision, combination, consolidation or reclassification with respect to such shares of common stock, the shares of common stock resulting from such split, subdivision, combination, consolidation or reclassification, and (ii) with respect to any other Person, the capital stock, equity securities or other equity interests, as applicable, with the greatest voting power in, or having the greatest power or right to control or direct the management, as applicable, of such Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person. Unless the context requires otherwise, any reference to Common Shares shall be deemed to be a reference to the Common Shares of the Corporation.
               (m) “Corporation” shall, subject to Section 13, have the meaning set forth in the preamble hereto.
               (n) “Current Market Price” shall mean, with respect to any Security, the current market price thereof determined in accordance with Section 11(d).
               (o) “Distribution Date” shall mean the Close of Business on the tenth Business Day (or such later date as may be determined by action of the Board prior to such time as any Person becomes an Acquiring Person) after the earlier to occur of (i) the Shares Acquisition Date, and (ii) the date of the commencement by any Person (other than an Exempt Person) of, or of the first public announcement or disclosure of the intention of any Person (other than an Exempt Person) to commence (which intention to commence remains in effect for five Business Days after such announcement), a tender or exchange offer (other than a Permitted Offer) the consummation of which would result in any Person becoming an Acquiring Person (including, in the case of both clause (i) and (ii) next preceding, any such date which is after the date of this Agreement and prior to the Record Date); provided, however, that if a tender or exchange offer is terminated prior to the occurrence of a Distribution Date, then no Distribution Date shall occur as a result of such tender or exchange offer.
               (p) “Equivalent Preferred Shares” shall have the meaning set forth in Section 11(b).
               (q) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and as in effect on the date hereof.
               (r) “Exchange Ratio” shall have the meaning set forth in Section 24(a).
               (s) “Exempt Person” shall mean (i) the Corporation, (ii) any Subsidiary of the Corporation, (iii) any employee benefit plan (as defined in Rule 405 promulgated under the Securities Act) of the Corporation or of any Subsidiary of the Corporation, or (iv) any Person holding Common Shares for or pursuant to the terms of any plan described in clause (iii).
               (t) “Final Expiration Date” shall mean August 27, 2017.
               (u) “Initial Purchase Price” shall mean $65.00.
               (v) “Interested Person” shall mean (i) any Acquiring Person, (ii) any Affiliate or Associate of any Acquiring Person, (iii) any other Person in which any Interested Person described in clause (i) or (ii) has a direct or indirect interest, or (iv) any other Person acting directly or indirectly on behalf of or in concert with any Interested Person described in clause (i), (ii) or (iii).

               (w) “Issuable Securities” shall mean (i) before a Triggering Event, Preferred Shares, and (ii) thereafter, Preferred Shares, Preferred Stock Equivalents or other debt or equity securities or equivalents of the Corporation for which a Right may be exercised.
               (x) “Issuable Shares” shall mean (i) before a Triggering Event, Preferred Shares, and (ii) thereafter, Preferred Shares, Preferred Stock Equivalents or other shares of capital stock of the Corporation for which a Right may be exercised.
               (y) “Nasdaq” shall mean the NASDAQ Stock Market, LLC.
               (z) “Permitted Acquisition” shall mean the acquisition of Common Shares (i) directly from the Corporation, including by way of a dividend or distribution paid or made by the Corporation on the Common Shares or Preferred Shares or pursuant to a split, subdivision or reclassification of the Common Shares, or (ii) pursuant to a Permitted Offer.
               (aa) “Permitted Offer” shall mean a tender or exchange offer which is for all outstanding Common Shares at a price and on terms determined, prior to the purchase of shares under such tender or exchange offer, by at least a majority of the members of the Board who are not officers of the Corporation and who are not Interested Persons or nominees, agents or representatives of an Interested Person, to be adequate (taking into account all factors that such directors deem relevant, including prices that could reasonably be achieved if the Corporation or its assets were sold on an orderly basis designed to realize maximum value) and otherwise in the best interests of the Corporation and its shareholders (other than the Person or any Affiliate or Associate thereof on whose basis the offer is being made) taking into account all factors that such directors may deem relevant.
               (bb) “Person” shall mean any individual, firm, corporation, limited liability company, general or limited partnership, company, firm, business trust, association, joint venture, bank, trust or other legally recognized entity, whether domestic or foreign, and shall include any successor (by merger or otherwise) of such Person.
               (cc) “Preferred Shares” shall mean shares of Series A Junior Participating Preferred Stock, par value $0.001 per share of the Corporation having the rights and preferences set forth in the Form of Certificate of Designations attached to this Agreement as Exhibit A.
               (dd) “Purchase Price” shall have the meaning set forth in Section 4.
               (ee) “Record Date” shall have the meaning set forth in the recitals hereto.
               (ff) “Redemption Date” shall have the meaning set forth in Section 7(a).
               (gg) “Redemption Price” shall mean of $0.001 per Right, as such amount may be appropriately adjusted to reflect any Common Share dividend or any split, subdivision, combination, consolidation or reclassification of Common Shares after the date hereof.
               (hh) “Right” shall have the meaning set forth in the recitals hereto.
               (ii) “Right Certificate” shall have the meaning set forth in Section 3(a).
               (jj) “Rights Agent” shall have the meaning set forth in the preamble hereto.
               (kk) “Section 11(a)(ii) Event” shall have the meaning set forth in Section 11(a)(ii).

               (ll) “Section 13 Event” shall mean any event specified in clause (x), (y) or (z) of Section 13.
               (mm) “Securities Act” shall mean the Securities Act of 1933, as amended and as in effect on the date hereof.
               (nn) “Security” shall have the meaning set forth in Section 11(d)(i).
               (oo) “Shares Acquisition Date” shall mean the first date of public announcement or disclosure (which, for purposes of this definition, shall include a report filed pursuant to Section 13(d) of the Exchange Act) by the Corporation or an Acquiring Person that a Person has become an Acquiring Person ; provided, however, that if such Person is determined not to have become an Acquiring Person pursuant to the last sentence of Section 1(a), any Shares Acquisition Date resulting therefrom (but for the operation of this proviso) shall be deemed not to have occurred.
               (pp) “Subsidiary” shall mean, with respect to any Person, any corporation or other Person of which a majority of the Common Shares is owned or controlled, directly or indirectly, by such first referenced Person, or which is otherwise controlled by such first referenced Person.
               (qq) “Summary of Rights” shall have the meaning set forth in Section 3(b).
               (rr) “then outstanding”, when used with reference to a Person’s Beneficial Ownership of securities of the Corporation, shall have the meaning set forth in Section 1(a).
               (ss) “Trading Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business, or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.
               (tt) “Trigger Percentage” shall mean 10%.
               (uu) “Triggering Event” shall mean a Section 11(a)(ii) Event or a Section 13 Event
          Section 2. Appointment of Rights Agent. The Corporation hereby appoints the Rights Agent to act as agent for the Corporation and the holders of the Rights (who, in accordance with Section 3, shall, prior to the Distribution Date, also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.
          Section 3. Issuance of Right Certificates.
               (a) Until the Distribution Date, (x) the Rights will be evidenced (subject to the provisions of Section 3(b)) by the certificates evidencing Common Shares (or, in the case of uncertificated Common Shares, by the book-entry account that evidences record ownership of such Common Shares) registered in the names of the holders thereof (which certificates, if any, shall, until the Distribution Date, also be deemed to be Right Certificates) and not by separate certificates, and (y) the Rights shall be transferable only in connection with the transfer of, and shall automatically be transferred with, the underlying Common Shares (including in the case of a transfer to the Corporation). As soon as practicable after a Distribution Date, the Corporation shall prepare and execute, the Rights Agent shall countersign, and the Corporation shall send or cause to be sent (and the Rights Agent shall, if requested, send) by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Corporation, one or more “Right Certificates” in substantially the form of Exhibit B (each, a “Right Certificate”), evidencing one Right (subject to adjustment as provided herein) for each Common Share so held. As of and after the Distribution Date, the Rights shall be evidenced solely by such Right Certificates. The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm same in writing on or prior to the Business Day next following. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.
               (b) As promptly as practicable following the Record Date, the Corporation shall send or cause to be sent a copy of a “Summary of Rights to Purchase Common Shares”, in substantially the form of Exhibit B (the “Summary of Rights”), by first-class, postage-prepaid mail, to each record holder of Common Shares (other than any Acquiring Person or any of its Associates and Affiliates) as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Corporation. With respect to certificates representing Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be represented by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights and the registered holders of the Common Shares shall also be the registered holders of the associated Rights. With respect to uncertificated Common Shares of the Company outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by the book-entry account that evidences record ownership of such Common Shares in the names of the holders thereof together with a copy of the Summary of Rights maintained by the Company. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the transfer of any certificate (or, in the case of uncertificated Common Shares, a transfer recorded in the book-entry accounts that evidence record ownership of such Common Shares) representing Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights, shall also constitute the transfer of the Rights associated with such Common Shares.
               (c) Rights shall be issued in respect of all Common Shares that are issued (whether originally or from the Corporation’s treasury, including reacquired Common Shares referred to in the last sentence of Section 3(d)) (i) after the Record Date but prior to the earlier of the Distribution Date, the Redemption Date and the Final Expiration Date, and (ii) after the Distribution Date, as provided in Section 22(b).
               (d) Until the earlier of the Redemption Date and the Final Expiration Date, certificates representing Common Shares which are also deemed to be certificates representing Rights pursuant to Section 3(a) shall, commencing as soon as reasonably practicable after the date hereof, bear the following legend:
This certificate also represents and entitles the holder hereof to certain rights (the “Rights”) as set forth in that certain Shareholder Rights Agreement, made and entered into as of August 28, 2007 (as amended, supplemented or otherwise modified from time to time, the “Rights Agreement”), by and between PeopleSupport, Inc., a Delaware corporation (the “Corporation”), and Computershare Trust Company, N.A., as Rights Agent (together with its successors in such capacity, the “Rights Agent”), the terms of which, as in effect from time to time, are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, the Rights may be redeemed, or will be represented by separate certificates and will no longer be represented by this certificate. The Corporation will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of its mailing, without charge after receipt of a written request therefor.
Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any holder who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as each of such terms is defined in the Rights Agreement) and certain related persons, whether currently held by or on behalf of such holder or by any subsequent holder, will become null and void. The Rights shall not be exercisable by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable.
With respect to such certificates containing the foregoing legends, until the Distribution Date, the Rights associated with the Common Shares evidenced by such certificates shall be evidenced by such certificates alone, and the transfer of any Common Shares evidenced by such certificate shall also constitute the transfer of the Rights associated with such Common Shares. In the event that the Corporation purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed cancelled and retired so that the Corporation shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.
     Section 4. Form of Right Certificates.
               (a) The Right Certificates (and the “Form of Election to Purchase” and the “Form of Assignment”, with associated Certificates, to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any applicable rule or regulation made pursuant thereto or with any applicable rule or regulation of any stock exchange, trading market or automated quotation system on which the Rights may from time to time be listed, traded or quoted, or to conform to usage. Subject to the provisions of Section 11 and Section 22, the Right Certificates shall initially entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share as shall be set forth therein at the price per one one-hundredths of a Preferred Share set forth therein (such price per share, as adjusted from time to time as provided herein, the “Purchase Price”), but the number of such one one-hundredths of a Preferred Share and the Purchase Price shall be subject to adjustment as provided herein.
               (b) Any Rights Certificate issued pursuant to Section 3(a) or Section 22 which evidences Rights which are null and void pursuant to Section 7(f) or Section 23 and any Rights Certificate issued pursuant to Section 6 or Section 11 upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:
The Rights represented by this Rights Certificate are or were Beneficially Owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement).

Accordingly, this Rights Certificate and the Rights otherwise evidenced hereby are null and void.
The terms and provisions of Section 7(f) shall have full force and effect irrespective of whether the foregoing legend is contained on any such Rights Certificate.
          Section 5. Countersignature and Registration. The Right Certificates shall be executed on behalf of the Corporation by its Chairman of the Board, its Chief Executive Officer, its President, any of its Vice Presidents or its Treasurer, either manually or by facsimile signature, shall have affixed thereto the Corporation’s seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Corporation, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Corporation who shall have signed any of the Right Certificates shall cease to be such officer of the Corporation before countersignature by the Rights Agent and issuance and delivery by the Corporation, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Corporation with the same force and effect as though the individual who signed such Right Certificates had not ceased to be such officer of the Corporation; and any Right Certificate may be signed on behalf of the Corporation by any individual who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Corporation to sign such Right Certificate, although at the date of the execution of this Agreement any such individual was not such an officer.
     Following the Distribution Date and upon the receipt of necessary information, the Rights Agent shall keep or cause to be kept, at its office designated for such purposes, books or electronic records for registration and transfer of the Right Certificates issued hereunder. Such books or electronic records shall show the names and addresses of the respective holders of the Right Certificates, the certificate number and number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.
          Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.
               (a) Subject to the provisions of Section 4(b), Section 6(c), Section 7(f), Section 11(a)(ii) and Section 14, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, and following receipt in writing by the Rights Agent of notice to that effect, any Right Certificates (other than Right Certificates representing Rights that have become null and void pursuant to Section 7(f) or that have been exchanged pursuant to Section 24) may be transferred, split up, combined or exchanged for one or more other Right Certificates entitling the registered holder to purchase a like number of one one-hundredths of a Preferred Share as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange one or more Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. Thereupon the Rights Agent shall countersign and deliver to Person entitled thereto one or more Right Certificates, as the case may be, as so requested. Neither the Rights Agent nor the Corporation shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have duly and properly completed and duly executed the “Form of Assignment” and related certificate set forth on the reverse side of such Right Certificates and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Corporation or the Rights Agent shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b),

Section 6(c), Section 7(f), Section 11(a)(ii) and Section 14, countersign and deliver to the Person entitled thereto one or more Right Certificates as so requested. The Corporation may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. The Rights Agent shall have no duty or obligation to take any action under this Agreement which requires the payment by a Rights holder of applicable taxes and governmental charges unless and until the Rights Agent is satisfied that all such taxes and charges have been paid.
               (b) Upon receipt by the Corporation and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Corporation’s or Rights Agent’s request, reimbursement to the Corporation and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Corporation will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.
               (c) If any Rights Certificate to be issued under this Agreement represents any Rights which are null and void pursuant to Section 7(f), the Rights Agent shall (i) if all of such Rights are so null and void, not issue such Rights Certificate, and (ii) otherwise, issue such Rights Certificate representing only the Rights which are not so null and void.
          Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.
               (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein), in whole or in part, at any time after the Distribution Date, upon surrender of the Right Certificate, duly and properly completed and with the “Form of Election To Purchase” and related certificate set forth on the reverse side of such Right Certificate duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of (A) the aggregate Purchase Price for each one one-hundredth of a Preferred Share as to which the Rights are exercised, and (B) an amount equal to any applicable taxes or governmental charge required to be paid by the holder of such Rights Certificate; at or prior to the earliest of (i) the Close of Business on the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 (the “Redemption Date”), and (iii) the time at which such Rights are exchanged as provided in Section 24.
               (b) The Purchase Price for each one one-hundredth of a Preferred Share purchasable pursuant to the exercise of a Right shall initially be the Initial Purchase Price, and shall be subject to adjustment from time to time as provided in Section 11 or Section 13, and shall be payable in lawful money of the United States of America in accordance with Section 7(c).
               (c) Upon receipt of a Right Certificate representing exercisable Rights, duly and properly completed and with the “Form of Election To Purchase” and related certificate set forth on the reverse side thereof duly executed, accompanied by payment by certified check, cashier’s check or money order payable to the order of the Corporation of (A) the aggregate Purchase Price for each one one-hundredth of a Preferred Share as to which the Rights are exercised, and (B) an amount equal to any applicable taxes or governmental charge required to be paid by the holder of such Rights Certificate; the Rights Agent shall, subject to Section 20(k), thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares certificates evidencing the number of Preferred Shares to be purchased (and the Corporation hereby irrevocably authorizes any such transfer agent to comply with all such requests), or (B) if the Corporation, in its sole discretion, shall have elected to deposit the Preferred Shares issuable upon exercise of the Rights hereunder into a depositary, requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent of the Preferred Shares with such depositary agent) (and the Corporation hereby directs such transfer agent to comply with such request); (ii) when appropriate, requisition from the Corporation the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14; (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder; and (iv) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate.
               (d) In the case of an exercise by a holder of the rights provided by Section 11(a)(ii), the Rights Agent shall return such Rights Certificate to the registered holder thereof after imprinting, stamping or otherwise indicating thereon that the rights evidenced by such Rights Certificate no longer include the rights provided by Section 11(a)(ii), and if less than all the Rights evidenced by such Rights Certificate were so exercised, the Rights Agent shall indicate on the Rights Certificate the number of Rights evidenced thereby which continue to include the rights provided by Section 11(a)(ii).
               (e) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designed by such holder, or to such holder’s duly authorized assigns, subject to the provisions of Section 14.
               (f) Notwithstanding anything in this Agreement to the contrary, from and after the occurrence of a Section 11(a)(ii) Event, any Rights that are Beneficially Owned by (i) an Acquiring Person (or any Affiliate or Associate thereof), (ii) a transferee of any Acquiring Person (or any Affiliate or Associate thereof) who becomes a transferee after such occurrence, or (iii) a transferee of an Acquiring Person (or any Affiliate or Associate thereof) who becomes a transferee prior to or concurrently with such occurrence and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any Affiliate or Associate thereof) to holders of equity interests in such Acquiring Person (or such Affiliate or Associate thereof) or to any Person with whom such Acquiring Person (or such Affiliate or Associate thereof) has any continuing Arrangement regarding the transferred Rights, or (B) a transfer which the Board has determined is part of an Arrangement which has as a primary purpose or effect the avoidance of this Section 7(f), and subsequent transferees of such Persons; shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights under any provision of this Agreement, the Rights Certificate or otherwise. The Corporation shall use all reasonable efforts to insure that the provisions of Section 4(b), Section 6(c) and this Section 7(f) are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates, transferees or other related Persons. From and after the occurrence of a Section 11(a)(ii) Event, (A) any Person becomes an Acquiring Person, to the extent provided in Section 6(c) and the last sentence of this Section 7(f), no Right Certificate shall be issued pursuant to Section 3 or Section 6 that evidences Rights that are or have become, or upon issuance would become, void pursuant to the provisions of this Section 7(f), (B) any Right Certificate delivered to the Rights Agent that in whole or in part evidences Rights that are or have become void pursuant to the provisions of this Section 7(f) shall be canceled in whole or such part, and (C) any Right Certificate delivered to the Rights Agent for transfer in whole or in part to any Person whose Rights would upon issuance be void without further action pursuant to the first sentence of this Section 7(f) shall be cancelled in whole or such part upon written direction of the Corporation.

               (g) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Corporation shall be obligated to undertake any action with respect to a registered holder of any Right Certificate upon the occurrence of any purported assignment or exercise as set forth in this Section 7 unless such registered holder shall, in addition to having complied with the requirements of Section 7(a), have (i) duly and properly completed and executed the certificate contained in the “Form of Assignment” or “Form of Election to Purchase”, as the case may be, set forth on the reverse side of the Rights Certificate surrendered for such assignment or exercise, as the case may be, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Corporation or Rights Agent shall reasonably request.
          Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Corporation or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Corporation shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Corporation otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates, or such other evidence of cancellation or destruction as shall be permitted by applicable law, to the Corporation, or shall, at the written request of the Corporation, destroy such cancelled Right Certificates, and, in such case, shall deliver a certificate of destruction thereof to the Corporation.
          Section 9. Availability of Preferred Shares
               (a) The Corporation covenants and agrees that it shall reserve and keep available out of its authorized and unissued Preferred Shares, or any Preferred Shares held in its treasury, the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7. The Corporation covenants and agrees that, after the occurrence of a Section 11(a)(ii) Event and until such time as the right to exercise Rights under Section 11(a)(ii) expires, it shall, to the extent reasonably practicable, reserve and keep available out of its authorized and unissued Common Shares, or any Common Shares held in its treasury, a sufficient number of Common Shares (or other securities) that will be sufficient to permit the exercise in full of all outstanding Rights pursuant to Section 11(a)(ii).
               (b) So long as the Preferred Shares (and, following a Trigger Event, Common Shares and Issuable Securities) issuable and deliverable upon the exercise of the Rights may be listed, admitted to trade or quoted on any national securities exchange, trading market or automated quotation system, the Corporation shall use all reasonable efforts to cause all Preferred Shares (and, following a Trigger Event, Common Shares and Issuable Securities) reserved for such issuance to be listed, traded or quoted on such exchange, market or quotation system upon official notice of issuance upon such exercise.
               (c) The Corporation covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares (and, following a Trigger Event, Common Shares and Issuable Securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares (or, following a Trigger Event, Common Shares and other shares constituting Issuable Securities), subject to payment of the Purchase Price, be duly and validly authorized and issued and fully paid and nonassessable shares.
               (d) The Corporation covenants and agrees that, except as set forth in Section 6 and this Section 9(d), it shall pay when due and payable any and all federal and state transfer taxes and governmental charges which may be payable in respect of the issuance or delivery of the Right

Certificates or of any Preferred Shares (or, after a Section 11(a)(ii) Event, Common Shares or Issuable Securities) upon the exercise of Rights. The Corporation shall not, however, be required to pay any transfer tax or governmental charge which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares (or, after a Section 11(a)(ii) Event, Common Shares or Issuable Securities) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise, or to issue or to deliver any certificates or depositary receipts for Preferred Shares (or, after a Section 11(a)(ii) Event, Common Shares or Issuable Securities) upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Corporation’s reasonable satisfaction that no such tax or charge is due.
               (e) If then necessary to permit the issuance of the Common Shares or other securities issuable upon exercise of the Rights, the Corporation shall use all reasonable efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Trigger Event in which the consideration to be delivered by the Corporation upon exercise of the Rights has been determined in accordance with this Agreement, a registration statement under the Securities Act, and a qualification under any applicable state securities or “blue sky” laws (to the extent exemptions therefrom are unavailable), with respect to the Common Shares or other securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement and any qualifications to become effective as soon as practicable after such filing, and (iii) cause such registration statement and any qualifications to remain effective (with a prospectus at all times meeting the requirements of the Securities Act and the rules and regulations promulgated thereunder) until the date as of which the Rights are no longer exercisable for such securities. The Corporation will also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights.
               (f) The Corporation may temporarily suspend, for a period of time not to exceed ninety days after the date set forth in clause (i) of the first sentence of Section 9(e) (the “Cut-Off Date”), the exercisability of the Rights in order to prepare and file a registration statement and permit it to become effective. In addition, if the Corporation shall determine that a registration statement is required following the Distribution Date, the Corporation may temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective or the Corporation stops using its reasonable best efforts to have such registration statement declared effective, but in any event not later than the Cut-Off Date. Upon any suspension of the exercisability of the Rights referred to in this Section 9(f), the Corporation shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. The Corporation shall promptly provide the Rights Agent with copies of such announcements. Any suspension permitted by this Section 9(f) shall automatically terminate and end immediately prior to the occurrence of a Section 13 Event. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable for securities (1) to the extent held by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable, (2) the exercise of the Rights shall not be permitted under applicable law, or (3) a registration statement covering the Common Shares or other securities for which such Rights shall be exercisable shall not have been declared effective, unless the holder provides evidence reasonably satisfactory to the Corporation that an exemption to such registration is available under the Securities Act and applicable state securities and “blue sky” laws with respect to such holder’s exercise of its Rights.
          Section 10. Record Date for Securities Issued Upon Exercise. Each Person in whose name any certificate evidencing Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares evidenced thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes and governmental charges) was made; provided, however, that, if the date of such surrender and payment is a date upon which the applicable transfer books of the Corporation are closed, such Person shall be deemed to have become the record holder of such securities on, and such certificate shall be dated, the next succeeding Business Day on which the applicable transfer books of the Corporation are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of shares for which the Rights shall be exercisable, including the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Corporation, except as expressly provided herein.
          Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number of Preferred Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.
               (a) (i) In the event the Corporation shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, including by means of a stock split, (C) combine or consolidate the outstanding Preferred Shares into a smaller number of Preferred Shares, including by way of a reverse stock split, or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(g); then the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, consolidation or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, had such Right been exercised immediately prior to such time and at a time when the Preferred Shares transfer books of the Corporation were open, such holder would have received upon such exercise and would have been entitled to receive by virtue of such dividend, subdivision, combination, consolidation or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Corporation issuable upon exercise of one Right. The adjustment provided for in the next preceding sentence shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination, consolidation or reclassification is effected. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).
               (ii) Subject to Section 24, in the event any Person becomes an Acquiring Person (the first occurrence of such event, a “Section 11(a)(ii) Event”), each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu (in both cases) of Preferred Shares, such number of Common Shares as shall equal the quotient of (A) the product of the then current Purchase Price times the number of one one-hundredths of a Preferred Share for which a Right is then exercisable divided by (B) 50% of the then Current Market Price per Common Share for which a Right is exercisable on the date of the occurrence of such event. In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Corporation shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights.
               (iii) In the event that the number of Available Common Shares is insufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii), the Corporation shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights. In the event the Corporation shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Corporation shall substitute, for each Common Share that would otherwise be issuable upon exercise of a Right, a number of Preferred Shares or fraction thereof such that the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof.
               (b) In case the Corporation shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares, or shares having the same rights, privileges and preferences as the Preferred Shares (“Equivalent Preferred Shares”), or securities convertible into Preferred Shares or Equivalent Preferred Shares at a price per Preferred Share or Equivalent Preferred Share (or having a conversion price per share, if a security convertible into Preferred Shares or Equivalent Preferred Shares) less than the Current Market Price of a Preferred Share on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall equal the sum of (i) the number of Preferred Shares and Equivalent Preferred Shares outstanding on such record date, plus (ii) the number of Preferred Shares and Equivalent Preferred Shares underlying securities outstanding on such record date which are convertible into Preferred Shares or Equivalent Preferred Shares, plus (iii) the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and Equivalent Preferred Shares so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall equal the sum of (x) the number of Preferred Shares and Equivalent Preferred Shares outstanding on such record date, plus (y) the number of Preferred Shares and Equivalent Preferred Shares underlying securities outstanding on such record date which are convertible into Preferred Shares or Equivalent Preferred Shares, plus (z) the number of additional Preferred Shares and Equivalent Preferred Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Corporation issuable upon exercise of one Right. In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights. Preferred Shares owned by or held for the account of the Corporation shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and, in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
               (c) In case the Corporation shall fix a record date for the making of a dividend or distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular quarterly or other periodic cash dividend out of the earnings or retained earnings of the Corporation), assets (other than a dividend payable in Preferred

Shares, but including any dividend payable in shares of capital stock other than Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which equals the Current Market Price per Preferred Share on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share, and the denominator of which equals such Current Market Price; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Corporation to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and, in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
               (d) (i) Subject to Section 11(d)(iii), for the purpose of any computation hereunder, the current market price of any security (a “Security” for the purpose of this Section 11(d)(i)) on any date of determination shall be deemed to be the arithmetic mean of the daily closing prices per share of such Security for the 30 consecutive Trading Days immediately preceding but not including such date, provided, however, that, in the event that the Current Market Price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares (other than, in the case of the Preferred Shares, the Rights), or (B) any split, subdivision, consolidation, combination or reclassification of such Security but prior to the expiration of the requisite 30 Trading Day period, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such split, subdivision, consolidation, combination or reclassification, then, and in each such case, the Current Market Price shall be appropriately adjusted to take into account ex-dividend trading.
               (ii) The closing price of a Security on a given date of determination shall be determined in the following order of preference (unless the Board reasonably determines that a different order would yield more accurate results): (i) if such Security is listed or admitted to trading on a national securities exchange or trading market, the last sale price, regular way, or, in case no such sale takes place on such date, the arithmetic mean of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system for such securities exchange or trading market, (ii) if such Security is quoted on a national automated quotation system or in the over-the-counter market, the last quoted price or, if not so quoted, the arithmetic mean of the high bid and low asked prices, as reported by Nasdaq or such other system then in use, (iii) if one or more professional market-makers is making a market in such Security on such date, the arithmetic mean of the closing bid and asked prices as furnished by such a professional market-maker selected by the Board, or (iv) otherwise, the fair value of the Security at the Close of Business on such date as determined in good faith by the Board (which determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights).
               (iii) For the purpose of any computation hereunder, the Current Market Price of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Shares are not publicly traded, the Current Market Price of the Preferred Shares shall be conclusively deemed to be the Current Market Price of the Common Shares as determined pursuant to Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one one-hundred. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, the Current Market Price of Preferred Shares shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent.
               (e) Anything herein to the contrary notwithstanding, no adjustment to the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a Preferred Share or one ten-thousandth of any other share or security, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment, and (ii) the date of the expiration of the right to exercise any Rights.
               (f) If, as a result of an adjustment made pursuant to Section 11(a) or Section 13, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Corporation other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Section 11(a) through Section 11(c), inclusive, Section 11(g) through Section 11(k), inclusive, Section 11(m) and the provisions of Section 7, Section 9, Section 10, Section 13 and Section 14 with respect to the Preferred Shares shall apply mutatis mutandis to any such other shares.
               (g) All Rights originally issued by the Corporation subsequent to any adjustment made to the Purchase Price hereunder shall constitute the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.
               (h) Unless the Corporation shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and Section 11(c), each Right outstanding immediately prior to the making of such adjustment shall thereafter constitute the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share equal to the quotient of (A) the product of (x) the number of one one-hundredths of a share covered by a Right immediately prior to this adjustment, times (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, divided by (B) the Purchase Price in effect immediately after such adjustment of the Purchase Price.
               (i) The Corporation may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment to the number of one one-hundredths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment to the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Corporation shall make a public announcement and notify the Rights Agent of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Corporation shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Corporation, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed may, at the Corporation’s option, bear an adjusted Purchase Price, and shall be issued, executed and countersigned in the manner provided for herein, and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.
               (j) Irrespective of any adjustment or change to the Purchase Price or to the number of one one-hundredths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a Preferred Share which were expressed in the initial Right Certificates issued hereunder.
               (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable Preferred Shares or other securities at such adjusted Purchase Price.
               (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Corporation may elect to defer (in which case the Corporation shall promptly notify the Rights Agent of such deferment) until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the Preferred Shares and Issuable Securities, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Corporation, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional Issuable Securities upon the occurrence of the event requiring such adjustment.
               (m) Anything in this Section 11 to the contrary notwithstanding, the Corporation shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Board shall in good faith determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of any Preferred Shares at less than the Current Market Price, (iii) issuance wholly for cash of any Preferred Shares or debt or equity securities which by their terms are convertible into or exchangeable for Preferred Shares, (iv) stock dividends on Preferred Shares payable in Preferred Shares, or (v) issuance of rights, options or warrants referred to in this Section 11(b); hereafter made by the Corporation to holders of its Preferred Shares shall not be taxable to such shareholders.
               (n) The Corporation covenants and agrees that it shall not, at any time after a Section 11(a)(ii) Event, (i) consolidate with any other Person (other than a Subsidiary of the Corporation in a transaction which does not violate Section 11(o)), (ii) merge with or into any other Person (other than a Subsidiary of the Corporation in a transaction which does not violate Section 11(o)), or (iii) sell or transfer (or permit any of its Subsidiaries to sell or transfer), in one transaction or a series of related transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Corporation or any of its Subsidiaries in one transaction or a series of related transactions each of which, and all of which considered together, does not violate Section 11(o))), if (x) at the time of or immediately after such consolidation, merger, sale or transfer there are any charter or by-law provisions or any rights, warrants or other instruments or securities outstanding or agreements in effect or other actions taken, which would materially diminish or otherwise eliminate the benefits intended to be afforded by the Rights (other than Rights which are null and void pursuant to Section 7(f)), or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the shareholders of the Person who constitutes, or would constitute, the “Principal Party” for purposes of Section 13(a) shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates. The Corporation shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Corporation and such other Person shall have executed and delivered to the Rights Agent a supplemental agreement evidencing compliance with this Section 11(n).
               (o) The Corporation covenants and agrees that, after the earlier of a Shares Acquisition Date and the Distribution Date, it will not, except as permitted by Section 23, Section 24 or Section 27, take (or permit any of its Subsidiaries to take) any action the purpose of which is, or if at the time such action is taken it is reasonably foreseeable that the effect of such action would be, materially to diminish or otherwise eliminate the benefits intended to be afforded by the Rights (other than Rights which are null and void pursuant to Section 7(f)).
               (p) In the event the Corporation shall, at any time after the date of this Agreement and prior to the Distribution Date, (A) declare a dividend on the Common Shares payable in Common Shares, (B) subdivide the outstanding Common Shares, including by means of a stock split, (C) combine or consolidate the outstanding Common Shares into a smaller number of Common Shares, including by way of a reverse stock split, or (D) issue any shares of its capital stock in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(g); then (A) the number of one one-hundredths of a Preferred Share purchasable after such event upon proper exercise of each Right shall equal the product of (x) the number of one one-hundredths of a Preferred Share so purchasable immediately prior to such event, times (y) the quotient of (i) the number of Common Shares outstanding immediately before such event, divided by (ii) the number of Common Shares outstanding immediately after such event, and (B) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Corporation issuable upon exercise of one Right. The adjustment provided for in the next preceding sentence shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination, consolidation or reclassification is effected.
          Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made or any event affecting the Rights or their exercisability (including an event which causes Rights to become null and void) occurs as provided in Section 11 or Section 13, the Corporation shall promptly (i) prepare a certificate setting forth such adjustment and a brief statement of the computations and facts accounting for such adjustment or describing such event, as the case may be, (ii) file with the Rights Agent and, each transfer agent for the Common Shares or the Preferred Shares a copy of such certificate, and (iii) if such adjustment occurs at any time after the Distribution Date, mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25. Notwithstanding the foregoing sentence, the failure of the Corporation to make such certification or give such notice shall not affect the validity of such adjustment or the force or effect of the requirement for such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement contained therein and shall have no duty or liability with respect to and shall not be deemed to have knowledge of such adjustment or event unless and until it shall have received such certificate.
          Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power. In the event, directly or indirectly, at any time at or following a Section 11(a)(ii) Event, (x) the Corporation shall consolidate with, or merge with and into, any other Person, (y) any Person shall consolidate with the Corporation, or merge with and into the Corporation and the Corporation shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Corporation) or cash or any other property, or (z) the Corporation shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to any other Person other than the Corporation or one or more of its wholly-owned Subsidiaries; then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of such other Person (including the Corporation as successor thereto or as the surviving corporation) as shall equal the quotient of (A) the product of (x) the then current Purchase Price, times (y) the number of one one-hundredths of a Preferred Share for which a Right is then exercisable, divided by (B) 50% of the then Current Market Price per Common Share of such other Person on the date of consummation of the applicable Section 13 Event; (ii) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Corporation pursuant to this Agreement; (iii) the term “Corporation” shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including the reservation of a sufficient number of its Common Shares in accordance with Section 9) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares of the Corporation thereafter deliverable upon the exercise of the Rights. The Corporation shall not consummate any Section 13 Event unless, prior thereto, the Corporation and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing. The Corporation shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.
          Section 14. Fractional Rights and Fractional Shares.
               (a) The Corporation shall not be required to issue fractions of Rights or, except prior to the Distribution Date as provided in Section 11(i), to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Current Market Value per whole Right.
               (b) The Corporation shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share) or units of Issuable Shares upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share) or fractions of Issuable Shares. Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Corporation, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Corporation and a depositary selected by it; provided, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share or in lieu of fractional shares or units of Issuable Shares, the Corporation shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the Current Market Value of one Preferred Share or Issuable Share, as the case may be, for the Trading Day immediately prior to the date of such exercise; provided that for purposes of this Section 14(b), if any Common Stock Equivalents are not publicly traded, the Closing Price of such Common Stock Equivalent shall equal the Closing Price of a Common Share.
               (c) The holder of a Right, by the acceptance of the Right, expressly waives such holder’s right to receive any fractional Rights or any fractional shares or units upon exercise of a Right (except as provided above).
               (d) Whenever a payment for fractional Rights or fractional Preferred Shares or fractional shares or units of Issuable Shares is to be made as provided in this Section 14, the Corporation shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payment and the prices and formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of, any payment for fractional Rights or fractional shares or units under this Agreement relating to the payment of fractional Rights or fractional shares or units unless and until the Rights Agent shall have received such a certificate and sufficient monies.
          Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action vested in the Rights Agent under Section 18, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the certificates evidencing the associated Common Shares (the “Common Share Holders”)); and any registered holder of any Right Certificate (or, prior to the Distribution Date, the Common Shares Holders), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of any other Common Share Holder), may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach by the Corporation of this Agreement, and shall be entitled to specific performance of the obligations by the Corporation under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.
          Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Corporation and the Rights Agent and with every other holder of a Right that:
               (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

               (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with appropriate forms and certificates properly completed and duly executed;
               (c) subject to Section 6(a) and Section 7(g), the Corporation and the Rights Agent may deem and treat the Person in whose name a Right Certificate (or, prior to the Distribution Date, a certificate evidencing the associated Common Shares) is registered as the absolute owner thereof and of the Rights evidenced thereby, notwithstanding any notations of ownership or writing on the Right Certificate (or, prior to the Distribution Date, the certificate evidencing the associated Common Shares) made by anyone other than the Corporation or the Rights Agent, for all purposes whatsoever, and neither the Corporation nor the Rights Agent, subject to the last sentence of Section 7(f), shall be affected by any notice to the contrary; and
               (d) notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder or Beneficial Owner of a Right, or any other Person, as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Corporation shall use its reasonable efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.
          Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares, any Issuable Security or any Substituted Value or any other securities of the Corporation which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder or Beneficial Owners of any Right Certificate, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25), or to receive dividends or other distributions or to exercise any preemptive or subscription rights, or otherwise, until the Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.
          Section 18. Concerning the Rights Agent.
               (a) The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder, and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Corporation also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises. The provisions of this Section 18 and of Section 20 shall survive the exercise or expiration of the Rights, the resignation or removal of the Rights Agent and the termination of this Agreement.
               (b) The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate evidencing the Preferred Shares or Common Shares or other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Persons, or otherwise upon the advice of counsel as set forth in Section 20.
          Section 19. Merger or Consolidation or Change of Name of Rights Agent.
               (a) Any Person into which the Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent shall be a party, or any Person succeeding to the stock transfer business of the Rights Agent, shall be the successor to the Rights Agent under this Agreement (and shall become the Rights Agent for all purposes hereof) without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and, in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates in the name of either the predecessor Rights Agent or the successor Rights Agent; and, in all such cases, such Right Certificates shall have the full force and effect provided in the Right Certificates and in this Agreement.
               (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and, in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and, in all such cases, such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.
          Section 20. Duties of Rights Agent. The Rights Agent undertakes to perform only the duties and obligations expressly imposed by this Agreement (and no implied duties or obligations) upon the following terms and conditions, by all of which the Corporation and the holders of Right Certificates, by their acceptance thereof, shall be bound:
               (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Corporation), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken, suffered or omitted by it in good faith and in accordance with such opinion.
               (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including the identity of any Acquiring Person and the determination of the Closing Price or Current Market Price any Security) be proved or established by the Corporation prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Corporation and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken, suffered or omitted to be taken in good faith by it under the provisions of this Agreement in reliance upon such certificate.

               (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct. Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage.
               (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates or be required to verify the same (in each case, except its countersignature thereon), but all such statements and recitals are and shall be deemed to have been made by the Corporation only.
               (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 7(f)) or any adjustment required under the provisions of Section 11 or Section 13 or responsible for the manner, method or amount of any such adjustment, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt by the Rights Agent of a certificate furnished pursuant to Section 12 describing such change or adjustment, upon which the Rights Agent may rely); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares or Issuable Securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares or Issuable Securities will, when issued, be duly authorized, validly issued, fully paid and nonassessable.
               (f) The Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.
               (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer of the Corporation, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Corporation may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted to be taken by the Rights Agent under this Agreement and the date on or after which such action shall be taken or suffered or such omission shall be effective. The Rights Agent shall not be liable for any action taken or suffered by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Corporation actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application reasonably specifying the action to be taken, suffered or omitted.
               (h) The Rights Agent and any shareholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Corporation or become financially interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation, or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other Person.
               (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, default, neglect or misconduct, provided, that reasonable care was exercised in the selection and continued employment thereof.
               (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.
               (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate set forth in the “Form of Assignment” or “Form of Election to Purchase”, as the case may be, has either not been properly completed or executed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with, and receiving written direction from, the Corporation.
          Section 21. Change of Rights Agent. The Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing mailed to the Corporation and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Corporation may remove the Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent and to each transfer agent of the Common Shares or Preferred Shares (or, after a Trigger Event, any applicable transfer agent, indenture trustee or similar agent in respect of Issuable Securities) by registered or certified mail, and to the holders of the Right Certificates by first class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Corporation shall appoint a successor to the Rights Agent. If the Corporation shall fail to make such appointment within a period of 60 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by a registered holder of a Right Certificate (who, for such notice to be effective, must submit its Rights Certificate therewith for inspection by the Corporation), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any Person to qualify as a successor Rights Agent hereunder, whether appointed by the Corporation or by such a court, shall (A) (i) be organized and doing business under the laws of the United States or any State thereof, (ii) be in good standing under the laws of its jurisdiction of incorporation, formation or organization, (iii) be authorized under such laws to exercise corporate trust or stock transfer powers and subject to supervision or examination by federal or state authority, and (B) have, or have an Affiliate which has, at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed and shall become the Rights Agent for all purposes hereof; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Corporation shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the

Common Shares or Preferred Shares (and, after a Trigger Event, any applicable transfer agent, indenture trustee or similar agent in respect of Issuable Securities), and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.
          Section 22. Issuance of New Right Certificates. (a) Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.
               (b) In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the earlier of the Redemption Date and the Final Expiration Date, the Corporation, subject to Section 7(f), (i) shall with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities (other than the Rights), notes or debentures issued by the Corporation, and (ii) may, in any other case, if deemed necessary or appropriate by the Board; issue Rights Certificates evidencing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (A) the Corporation shall not be obligated to issue any such Rights Certificates if, and to the extent that, the Corporation shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Corporation or the Person to whom such Rights Certificate would be issued, (B) no Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof, and (C) the Corporation shall not issue any Rights in connection with any Common Shares issued or sold upon the exercise of any Rights.
          Section 23. Redemption and Termination.
               (a) The Board may, at its option, at any time prior to the occurrence of a Section 11(a)(ii) Event, redeem all but not less than all the then outstanding Rights at the Redemption Price. The redemption of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board, in its sole discretion, may establish. The Corporation shall promptly file a certificate with the Rights Agent setting forth the Board action, including the relevant terms and conditions, effecting the redemption.
               (b) In any redemption pursuant to this Section 23, the Corporation may, at its option, pay the Redemption Price in Common Shares (based on the Current Market Price of a Common Share at the time of redemption and subject to Section 14), cash or other consideration deemed appropriate by the Board; provided that if the Corporation elects to pay the Redemption Price in Common Shares, the Corporation shall not be required to issue any fractional Common Shares and the number of Common Shares issuable to each holder of Rights shall be rounded down to the next whole share.
               (c) Immediately upon the action of the Board ordering the redemption of the Rights pursuant to Section 23(a), and without any further action and without any notice, the right to exercise the Rights shall terminate and the only right thereafter of the holders of Rights shall be to receive the applicable Redemption Price. The Corporation shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board, the Corporation shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares, with a copy to the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made. Neither the Corporation nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than (i) the manner specifically set forth in this Section 23 or in Section 24, or (ii) in connection with the purchase of Common Shares prior to the Distribution Date.
          Section 24. Exchange.
               (a) Subject to the applicable laws, rules and regulations, and subject to Section 24(d), the Corporation may, at its option, by action of the Board, at any time after the occurrence of a Section 11(a)(ii) Event but prior to the occurrence of an Exchange Termination Event (as defined below), exchange all or part of the then outstanding and exercisable Rights (other than Rights which have become null and void pursuant to Section 7(f)) for Common Shares at an exchange ratio of one Common Share per Right, as appropriately adjusted to reflect any adjustment in the number of Rights pursuant to Section 11(i) and to reflect any Common Share dividend or a split, subdivision, combination, consolidation or reclassification of the Common Shares (such exchange ratio, as so adjusted, being hereinafter referred to as the “Exchange Ratio”). Such an exchange of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which are null and void pursuant to Section 7(f)) held by each holder of Rights. The Corporation shall promptly file a certificate with the Rights Agent setting forth the Board action, including the relevant terms and conditions, effecting the redemption. For purposes of this Section 24(a), an “Exchange Termination Event” shall mean (i) the acquisition by any Acquiring Person, together with all its Affiliates and Associates, of Beneficial Ownership of 50% or more of the Common Shares then outstanding, (ii) a Section 13 Event, or (iii) the Final Expiration Date.
               (b) In any exchange pursuant to this Section 24, the Corporation may, at its option, substitute shares having the same rights, privileges and preferences as the Common Shares (“Equivalent Common Shares”), including a number of Preferred Shares or fraction thereof such that the Current Market Price per Preferred Share multiplied by such number or fraction is equal to the Current Market Price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof, for some or all of the Common Shares exchangeable for Rights, at the initial rate of one Equivalent Common Share for each Common Share, as appropriately adjusted to reflect relative adjustments in the economic and voting rights of the Equivalent Common Shares pursuant to the terms thereof, so that the fraction of an Equivalent Common Share delivered in lieu of each Common Share shall have the same economic and voting rights as one Common Share.
               (c) Immediately upon the date for exchange and satisfaction of other conditions, if any, set forth (or determined in the manner specified) in the action of the Board effecting the exchange of any Rights pursuant to Section 24(a), and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares or Equivalent Common Shares, as the case may be, equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Corporation shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the legality or validity of such exchange. Within ten days after such effective date for exchange, the Corporation promptly shall mail a notice of any such exchange to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent, with a copy to the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of the Common Shares for Rights will be effected, and, in the event of any partial exchange, the number of Rights which will be exchanged.
               (d) In the event that there shall be insufficient Available Common Shares and available Equivalent Common Shares to permit any exchange of Rights as contemplated in accordance with this Section 24, the Corporation shall use its reasonable best efforts take all such action as may be necessary to authorize additional Common Shares or Equivalent Common Shares for issuance upon exchange of the Rights. In the event the Corporation shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Corporation shall substitute, for each Common Share that would otherwise be issuable upon exchange of a Right, a number of Preferred Shares or fraction thereof such that the Current Market Price per Preferred Share multiplied by such number or fraction is equal to the Current Market Price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof.
               (e) The Corporation shall not be required to issue fractions of Common Shares or Equivalent Common Shares (other than Preferred Shares) or to distribute certificates which evidence such fractional shares. In lieu thereof, the Corporation may at its option pay to the registered holders of the Right Certificates with regard to which such fractional shares would otherwise be issuable an amount in cash equal to the same fraction of the Current Market Value of such a share for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.
          Section 25. Notice of Certain Events.
               (a) In case the Corporation shall, at any time after the Distribution Date, propose (i) to pay any dividend payable in stock of any class to the holders of the Preferred Shares or to make any other distribution to the holders of the Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of the Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of the Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with any Person (other than a Subsidiary of the Corporation in one transaction or a series of transactions each of which does not violate Section 11(o)), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Corporation or any of its Subsidiaries in one transaction or a series of transactions each of which does not violate Section 11(o)), (v) to effect the liquidation, dissolution or winding up of the Corporation, or (vi) to declare or pay any dividend payable in Common Shares on the Common Shares or to effect a split, subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares); then, in each such case, the Corporation shall to the extent feasible give to the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares, with a copy to the Rights Agent, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the Common Shares or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) next preceding at least 20 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and, in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares or Preferred Shares, whichever shall be the earlier.

               (b) In case of the occurrence of a Trigger Event, then (i) the Corporation shall, as soon as practicable thereafter, give to the Rights Agent and to each holder of a Right Certificate, in accordance with Section 26, a notice of the occurrence thereof, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) or Section 13, as the case may be, and (ii) to the extent appropriate, references in Section 25(a) to Preferred Shares or Common Shares shall thereafter also be deemed to refer to any other applicable class of Issuable Shares and other securities of the Corporation and the Principal Party, as the case may be.
          Section 26. Notices.
               (a) Notices, demands or other communications authorized or required by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Corporation shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed or, in the case of notices, demands or other communications from the Rights Agent, by facsimile (effective upon confirmation of receipt), as follows:
PeopleSupport, Inc.
1100 Glendon Avenue, Suite 1250
Los Angeles, CA 90024
Attention: Corporate Counsel
Facsimile No.:(310) 824-6355
               (b) Subject to the provisions of Section 21, any notices, demands or other communications authorized or required by this Agreement to be given or made by the Corporation or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, or by reputable overnight courier, addressed or, in the case of notices, demands or other communications from the Corporation, by facsimile (effective upon confirmation of receipt), as follows:
Computershare Trust Company, N.A.
350 Indiana Street, Suite 800
Golden CO 80401
Attn: Corporate Actions
Facsimile No.: (303)-262-0609
               (c) Notices, demands or other communications authorized or required by this Agreement to be given or made by the Corporation or the Rights Agent to the holder of any Right Certificate (or, if prior to the Distribution Date, to the holder of any certificates representing Common Shares) shall be sufficiently given or made if sent by first-class mail, postage prepaid, or by reputable overnight courier, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent (or, if prior to the Distribution Date, of the transfer agent of the Common Shares or the Corporation, as applicable).
               (d) The Corporation may changes its address for notices by notice to the Rights Agent, and the Rights Agent may changes its address for notices by notice to the Corporation and, after any Distribution Date, to each holder of any Rights Certificate.
          Section 27. Supplements and Amendments.
               (a) Prior to the Distribution Date, the Corporation may, subject to Section 27(a), supplement or amend any provision of this Agreement without the approval of any holders of certificates representing Common Shares. From and after the Distribution Date, the Corporation may, subject to Section 27(a), supplement or amend this Agreement without the approval of any holders of Rights Certificates (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) subject to the proviso to this sentence, to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner which the Corporation may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than the interests of any Acquiring Persons and their respective Affiliates and Associates); provided, however, that this Agreement may not be so supplemented or amended to lengthen any time period pursuant to clause (iii) next preceding unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and the benefits to, the holders of Rights.
               (b) For purposes of this Section 27, prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares.
               (c) If the Corporation delivers a certificate from an appropriate officer of the Corporation stating that a proposed supplement or amendment is in compliance with Section 27(a), and such supplement or amendment does not adversely affect the rights or obligations of the Rights Agent under Section 18 or Section 20, the Rights Agent shall execute such supplement or amendment; provided that any such amendment or supplement shall become effective immediately upon the execution thereof by the Corporation, whether or not also executed by the Rights Agent.
          Section 28. Determination and Actions by the Board of Directors, Etc. The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or the Corporation, or as may be necessary or advisable in the administration of this Agreement, including the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including whether or not to redeem the Rights or to amend or supplement this Agreement, and whether any proposed amendment or supplement adversely affects the interests of the holders of Rights Certificates). All such actions, calculations, interpretations and determinations (including, for purposes of clause (ii) next succeeding, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Corporation, the Rights Agent, the holders and Beneficial Owners of the Rights and all other Persons, and (y) not subject the Board to any liability to the holders of the Rights Certificates.
          Section 29. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and inure to the benefit of their respective permitted successors and assigns hereunder.
          Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).
          Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          Section 32. Governing Law. This Agreement, each Right and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts negotiated, executed and to be performed entirely within such State.
          Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
          Section 34. Construction. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
               (a) the words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;
               (b) references in this Agreement to designated “Articles,” “Sections” and other subdivisions, or to designated “Exhibits”, “Schedules” or “Appendices”, are to the designated Articles, Sections and other subdivisions of, or the designated Exhibits, Schedules or Appendices to, this Agreement;
               (c) references to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;
               (d) references to a “holder” of any shares or securities shall refer to the registered holder thereof, as shown upon the registry of the Rights Agent, applicable transfer agent or the Corporation, as the case may be;
               (e) calculations of the number of Preferred Shares, Common Shares or other securities outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Preferred Shares, Common Shares or any other securities of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) promulgated under the Exchange Act, as in effect on the date of this Agreement;
               (f) reference to any federal, state, local, or foreign law means such law as amended, modified, restated, supplemented, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any such law means that provision of such law from time to time in effect and constituting the substantive amendment, modification, restatement, supplementation, codification, replacement or reenactment of such section or other provision;
               (g) references to any agreement (including this Agreement), instrument, document, arrangement or understanding means such agreement, instrument, document, arrangement or understanding as amended, restated, supplemented or otherwise modified and in effect from time to time, and shall be deemed to refer as well to the preamble and recitals and all addenda, annexes, appendices, exhibits, schedules and other attachments thereto;
               (h) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”;

               (i) the words “include,” “includes,” and “including” shall be deemed to be followed by “without limitation”;
               (j) the term “or” shall not be exclusive;
               (k) pronouns in masculine, feminine, and neuter genders shall be construed to include any other gender;
               (l) words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires; and
               (m) whenever the singular number is used, if required by the context, the same shall include the plural, and vice versa.
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

PEOPLESUPPORT, INC.
By:	/s/ Lance Rosenzweig
	Name:	Lance Rosenzweig
	Title:	President, Chief Executive Officer and Chairman of the Board of Directors

COMPUTERSHARE TRUST COMPANY, N.A., as Rights Agent
By:	/s/ Kellie Gwinn
	Name:	Kellie Gwinn
	Title:	Vice President

EXHIBIT A
FORM OF
CERTIFICATE OF DESIGNATIONS OF
SERIES A JUNIOR PARTICIPATING PREFERRED STOCK OF
PEOPLESUPPORT, INC.
(Pursuant to Section 151 of the Delaware General Corporation Law)
     PeopleSupport, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), hereby certifies that, as required by Section 151 of the General Corporation Law, the following resolution was duly adopted on August 27 2007, by the Board of Directors of the Corporation by unanimous written consent in lieu of a meeting pursuant to Section 141(f) of the General Corporation Law.
     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (the “Board”) in accordance with the provisions of the Certificate of Incorporation, the Board hereby creates a series of preferred stock, par value $0.001 per share, of the Corporation (the “Preferred Stock”), and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:
Series A Junior Participating Preferred Stock:
          Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting the Series A Preferred Stock shall be 250,000. Such number of shares may be increased or decreased by resolution of the Board; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.
          Section 2. Dividends and Distributions.
               (a) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of common stock, par value $0.001 per share (the “Common Stock”), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of January, April, July and October in each year (each such date being referred to herein as a “Dividend Payment Date”), commencing on the first Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00, or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock, declared on the Common Stock since the immediately preceding Dividend Payment Date or, with respect to the first Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of

Common Stock) into a greater or lesser number of shares of Common Stock; then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which equals the number of shares of Common Stock outstanding immediately after such event and the denominator of which equals the number of shares of Common Stock that were outstanding immediately prior to such event.
               (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in Section 2(a) immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Dividend Payment Date and the next subsequent Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable, when, as and if declared, on such subsequent Dividend Payment Date.
               (c) Dividends shall begin to accrue and be cumulative, whether or not earned or declared, on outstanding shares of Series A Preferred Stock from the Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.
          Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:
               (a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters upon which the holders of the Common Stock of the Corporation are entitled to vote. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which equals the number of shares of Common Stock outstanding immediately after such event and the denominator of which equals the number of shares of Common Stock that were outstanding immediately prior to such event.
               (b) Except as otherwise provided herein, in any other Certificate of Designations creating a series of preferred stock of the Corporation or any similar stock, and except as otherwise required by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

               (c) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.
          Section 4. Certain Restrictions.
               (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not earned or declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:
               (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (as to dividends) to the Series A Preferred Stock;
               (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (as to dividends) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;
               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up; or rights, warrants or options to acquire such junior stock) to the Series A Preferred Stock; or
               (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
               (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Section 4(a), purchase or otherwise acquire such shares at such time and in such manner.
          Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board, subject to any conditions and restrictions on issuance set forth herein, in the Articles, or in any other certificate of designations.
          Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (A) to the holders of the Common Stock or of shares of any other stock of the Corporation ranking junior, upon liquidation, dissolution or winding up, to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment; provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (B) to the holders of shares of stock ranking on a parity upon liquidation, dissolution or winding up with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (A) of the sentence next preceding shall be adjusted by multiplying such amount by a fraction, the numerator of which equals the number of shares of Common Stock outstanding immediately after such event and the denominator of which equals the number of shares of Common Stock that were outstanding immediately prior to such event.
          Section 7. Consolidation, Merger, Etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged for or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which equals the number of shares of Common Stock outstanding immediately after such event and the denominator of which equals the number of shares of Common Stock that were outstanding immediately prior to such event.
          Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable from any holder.
          Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, junior to all other series of preferred stock outstanding and senior to the Common Stock.
          Section 10. Amendment. The Articles shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class, in addition to such other vote as may be required by the Delaware General Corporation Law.

          Section 11. Fractional Shares. Shares of Series A Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.
     IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Chairman of the Board this 28th day of August, 2007

Lance Rosenzweig
Chairman of the Board

EXHIBIT B
FORM OF RIGHT CERTIFICATE
CERTIFICATE NO. R-RIGHTS
Not exercisable after August 27, 2017, or earlier if redemption or exchange occurs. The Rights evidenced hereby are subject to redemption at any time at $0.001 per Right and to exchange, in each case on the terms set forth in the Shareholder Rights Agreement.
Under certain circumstances set forth in the Shareholder Rights Agreement, Rights issued to, or held by, any holder who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as each of such terms is defined in the Shareholder Rights Agreement) and certain related persons, whether currently held by or on behalf of such holder or by any subsequent holder, shall become null and void. The Rights shall not be exercisable by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the rights in such jurisdiction shall not have been obtained or be obtainable.
RIGHT CERTIFICATE
PEOPLESUPPORT, INC.
     This Right Certificate certifies that                                         , or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the holder thereof, subject to the terms, provisions and conditions of that certain Shareholder Rights Agreement, made and entered into as of August 28, 2007 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), by and between PeopleSupport, Inc., a Delaware corporation (together with its successors, the “Corporation”), and Computershare Trust Company, N.A., as rights agent (together with its successors in such capacity under the Agreement, the “Rights Agent”), to purchase from the Corporation at any time after the Distribution Date (as such term is defined in the Agreement) and prior to 5:00 P.M., California time, on August 27, 2017 at the office of the Rights Agent designated for such purpose, one one-hundredth of a fully paid, non-assessable share of Series A Junior Participating Preferred Stock, par value $0.001 per share of the Corporation (the “Preferred Shares”), at a purchase price of $65.00 in cash per one one-hundredth of a Preferred Share (as adjusted in accordance with the Agreement, the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and related Certificate properly completed and duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be initially purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of September 7, 2007 based on the Preferred Shares as constituted at such date.
     Capitalized terms used but not defined in this Right Certificate shall have the respective meanings ascribed to such terms in the Agreement.
     From and after the occurrence of a Section 11(a)(ii) Event, any Rights represented by this Right Certificate that are Beneficially Owned by (i) an Acquiring Person (or any Affiliate or Associate thereof), (ii) a transferee of any Acquiring Person (or any Affiliate or Associate thereof) who becomes a transferee after the Section 11(a)(ii) Event, or (iii) a transferee of an Acquiring Person (or any Affiliate or Associate thereof) who becomes a transferee prior to or concurrently with the Section 11(a)(ii) Event and receives such Rights under certain circumstances specified in the Rights Agreement; shall become null and void without any further action and no holder hereof shall have any rights whatsoever with respect to such Rights under any provision of the Agreement, this Right Certificate or otherwise.
     As provided in the Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share or other debt or equity securities, cash or assets (Substituted Value) which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events, including Trigger Events.
     This Right Certificate is subject to all of the terms, provisions and conditions of the Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Corporation and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Agreement are on file at the principal executive offices of the Corporation and the offices of the Rights Agent.
     This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for one or more other Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares or Substituted Value as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase, other than Rights which are null and void as aforesaid. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof one or more other Right Certificates for the number of whole Rights not exercised.
     Subject to the terms and conditions of the Agreement, the Corporation may redeem the Rights represented by this Right Certificate at a redemption price of $0.001 per Right (subject to adjustment as provided in the Agreement), payable either in Common Shares or other consideration, valued as provided in the Rights Agreement, or in cash.
     Subject to the terms and conditions of the Agreement, the Corporation may exchange any or all of the Rights represented by this Right Certificate for shares of the Corporation’s Common Stock, par value $0.001 per share (“Common Shares”), (or Equivalent Common Shares, including Preferred Shares) at an exchange ratio of one Common Share (or an appropriate number of Equivalent Common Shares) per Right (subject to adjustment as provided in the Rights Agreement).
     No fractional Preferred Shares or Equivalent Common Shares will be issued upon the exercise of any Rights evidenced hereby (other than fractions of Preferred Shares which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Corporation, be evidenced by depositary receipts), but, in lieu thereof, a cash payment will be made, as provided in the Agreement.
     No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other Issuable Securities or other securities of the Corporation, nor shall anything contained in the Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Agreement), or to receive dividends or other distributions or to exercise any preemptive or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Agreement.

     This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.
     WITNESS the facsimile signature of the proper officers of the Corporation and its corporate seal. Dated as of September 7, 2007.

Attest:	PEOPLESUPPORT, INC.
By:
Name:
Title:

Attest:	COMPUTERSHARE TRUST COMPANY, N.A., as Rights Agent
By:
Name:
Title:

Form of Reverse Side of Right Certificate
FORM OF ASSIGNMENT
(To be executed by the registered holder if such
holder desires to transfer the Right Certificate.)
     FOR VALUE RECEIVED                                          hereby sells, assigns and transfers unto                                                               (please print name and address of transferee)                                          this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                          Attorney, to transfer the within Right Certificate on the books of the within-named Corporation, with full power of substitution.
Dated:                                         ,

Signature
Signature Medallion Guaranteed:
     Signature must be medallion guaranteed by a financial institution (commercial bank, stockbroker, savings and loan, credit union or trust company) that is a participant in the Securities Transfer Agents Medallion Program, pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.
CERTIFICATE
     The undersigned hereby certifies by checking the appropriate boxes that:
     (1) the Rights evidenced by this Right Certificate ☐ is or ☐ is not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person (or an Affiliate or Associate thereof) (as such terms are defined in the Agreement), and
     (2) after due inquiry and to the best knowledge of the undersigned, the undersigned ☐ did or ☐ did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person (or an Affiliate or Associate thereof).
Dated:                                          ,

Signature

NOTICE
     The signature on the foregoing Form of Assignment and Certificate must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.
     In the event the Certificate set forth above in the Form of Assignment is not properly completed or the Form or Certificate are not duly executed, the Corporation and the Rights Agent will deem the Beneficial Owner of the Rights evidenced by this Right Certificate to be an Acquiring Person (or an Affiliate or Associate thereof) and such Assignment will not be honored.

Form of Reverse Side of Right Certificate — continued
FORM OF ELECTION TO PURCHASE
(To be executed if holder desires to exercise
Rights represented by the Right Certificate.)

To:	PeopleSupport, Inc.
     The undersigned hereby irrevocably elects to exercise                                          Rights represented by this Right Certificate and other Issuable Securities to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates evidencing such shares or other securities be issued in the name of:
Please insert social security or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:
Please insert social security or other identifying number

(Please print name and address)

Dated:
Signature
Signature Medallion Guaranteed:
     Signature must be medallion guaranteed by a financial institution (commercial bank, stockbroker, savings and loan, credit union or trust company) that is a participant in the Securities Transfer Agents Medallion Program, pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended..

CERTIFICATE
     The undersigned hereby certifies by checking the appropriate boxes that:
     (1) the Rights evidenced by this Right Certificate ☐ is or ☐ is not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person (or an Affiliate or Associate thereof) (as such terms are defined in the Agreement), and
     (2) after due inquiry and to the best knowledge of the undersigned, the undersigned ☐ did or ☐ did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person (or an Affiliate or Associate thereof).
Dated:                                         ,

Signature
NOTICE
     The signature on the foregoing Form of Election to Purchase and Certificate must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.
     In the event the Certificate set forth above in the Form of Election to Purchase is not properly completed or the Form or Certificate are not duly executed, the Corporation and the Rights Agent will deem the Beneficial Owner of the Rights evidenced by this Right Certificate to be an Acquiring Person (or an Affiliate or Associate thereof) and such Election to Purchase will not be honored.

EXHIBIT C
SUMMARY OF RIGHTS TO PURCHASE PREFERRED SHARES
     On August 27, 2007, the Board of Directors (the “Board”) of PeopleSupport, Inc., a Delaware corporation (the “Corporation”), declared a dividend distribution of one preferred stock purchase right (a “Right”) for each outstanding share of the Corporation’s voting shares of common stock, par value $0.001 per share (the “Common Stock”), to shareholders of record at the close of business on September 7, 2007 (the “Record Date”), and with respect to shares of Common Stock (“Common Shares”) issued thereafter until the Distribution Date (as defined below) and, in certain circumstances (described below), with respect to Common Shares issued after the Distribution Date. Except as set forth below, each Right, when it becomes exercisable, entitles the registered holder to purchase from the Corporation one one-hundredth of a Preferred Share, at a per-share purchase price of $65.00 in cash, subject to adjustment (as so adjusted, the “Purchase Price”). The description and terms of the Rights are as set forth in that certain Shareholder Rights Agreement, made and entered into as of August 28, 2007 (as amended, supplemented or otherwise modified from time to time, the “Rights Agreement”), by and between the Corporation and Computershare Trust Company, N.A., as rights agent (together with its permitted successors in such capacity, the “Rights Agent”).
     Initially, the Rights will attach to all Common Stock certificates evidencing shares then outstanding, and no separate certificates evidencing Rights will be distributed. The Rights will separate from the Common Stock and a “Distribution Date” will occur ten days (or such longer time as the Board may determine) following the earlier to occur of (i) a public announcement or disclosure that a person or group of affiliated or associated persons (an “Acquiring Person”), other than certain exempt persons, has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the outstanding shares of the Corporation’s Common Stock (the “Stock Acquisition Date”), except pursuant to a Permitted Acquisition (as defined below), or (ii) the commencement of, or announcement of an intention to make, by any person other than an exempt person, a tender offer or exchange offer (other than a Permitted Offer) which upon consummation would result in a person or group beneficially owning 10% or more of the outstanding shares of the Corporation’s Common Stock.
     A “Permitted Offer” is a tender or exchange offer which is for all outstanding Common Shares at a price and on terms which a majority of certain members of the Board determines to be adequate and in the best interests of the Corporation and its shareholders (excluding the interests of such Acquiring Person and its affiliates and associates).
     A “Permitted Acquisition” is the acquisition of Common Shares directly from the Corporation, including by way of a dividend or distribution on the Common Shares, or pursuant to a Permitted Offer.
     Until the Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be represented by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates representing Common Stock outstanding, even without such notation, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.
     The Rights are not exercisable until the Distribution Date and will expire at the close of business on August 27, 2017, unless earlier redeemed or exchanged by the Corporation as described below.

     As soon as practicable after the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date (other than to any Acquiring Person or any associate or affiliate thereof), and thereafter such separate Right Certificates alone will evidence the Rights. Except as otherwise determined by the Corporation and except in connection with Common Shares issued after the Distribution Date upon the exercise of employee stock options, under other employee stock benefit plans, or upon the exercise, conversion or exchange of warrants or convertible securities (other than Rights), only Common Shares issued prior to the Distribution Date will be issued with Rights.
     In the event any Person becomes an Acquiring Person, except pursuant to a Permitted Offer, also known as a “Section 11(a)(ii) Event”, each holder of a Right will thereafter have the right to receive, upon exercise, that number of Common Shares (or, in certain circumstances, other shares, equity or debt securities, cash or other assets of the Corporation) which equals the Purchase Price of the Right divided by one-half of the Current Market Price (as defined in the Rights Agreement) of a Common Share at the date of the occurrence of the event. Notwithstanding any of the foregoing, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person (or an Affiliate or Associate thereof) would be null and void.
     In the event that, at any time following a Section 11(a)(ii) Event, (i) the Corporation merges or combines into or with any Acquiring Person, or any of its Affiliates, Associates or other related persons, or any other person if all shareholders of the Corporation are not treated alike, other than certain restructurings not resulting in any change of control of the Corporation, or (ii) 50% or more of the Corporation’s assets or earning power is sold or transferred in one or a series of related transactions, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise at the initial exercise price of the Right, as adjusted except as a result of a Section 11(a)(ii) Event, that number of shares of common stock of the acquiring company which equals such exercise price divided by one-half of the current market price (as defined in the Rights Agreement) of such common stock at the date of the occurrence of the event. The events set forth in this paragraph and in the preceding two paragraphs are referred to as the “Triggering Events”.
     The Corporation may at any time redeem the Rights in whole but not in part, at a redemption price of $0.001 (as adjusted) per Right (payable in cash, Common Shares or other consideration deemed appropriate by the Board). Immediately upon effectiveness of the redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price of the $0.001 (as adjusted) per Right.
     After the occurrence of a Section 11(a)(ii) Event, the Corporation may at any time exchange the Rights (other than Rights owned by an Acquiring Person, which would have become void), in whole or pro rata in part, at an exchange ratio of one Common Share, or one-third of an Equivalent Common Shares (as defined in the Rights Agreement), per Right (subject to adjustment). Immediately upon effectiveness of the exchange of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the appropriate number of Common Shares or Equivalent Common Shares per Right.
     The Purchase Price payable, and the number of Preferred Shares, Common Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a dividend of Common Shares on, or a split, subdivision, combination, consolidation or reclassification of, the Common Shares, (ii) if holders of the Common Shares are granted certain rights, options or warrants to subscribe for or purchase Common Shares at, or securities convertible into Common Shares or Equivalent Common Shares with a conversion price, less than the then-current market price of the Common Shares, or (iii) upon the distribution to holders of the Common

Shares of evidences of indebtedness, cash (excluding regular quarterly cash dividends), assets or of subscription rights or warrants (other than those referred to above).
     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Common Shares will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Shares on the last trading date prior to the date of exercise.
     All of the provisions of the Rights Agreement may be amended by the Board prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person and its affiliates and associates), or, subject to certain limitations, to shorten or lengthen any time period under the Rights Agreement.
     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Corporation, including the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Corporation, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Shares (or other consideration) of the Corporation or for shares of common stock of the acquiring company as set forth above.
     A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an exhibit to the Corporation’s Current Report on Form 8-K filed on August 29, 2007. A copy of the Rights Agreement is available free of charge from the Corporation. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.